Exhibit 10.1

AMENDMENT TO

BIOSCRIP, INC. 2001 INCENTIVE STOCK PLAN

EFFECTIVE ON AUGUST 4, 2011

WHEREAS, pursuant to § 17 of the BioScrip, Inc. 2001 Incentive Stock Plan (the “Plan”), the Board of Directors of BioScrip, Inc. (the “Board”) has the right to amend the Plan;

WHEREAS, on August 4, 2011 the Board amended the Plan to: (1) change any reference to “MIM Corporation” in the Plan to “BioScrip, Inc.” and (2) amend the change in control provisions of the Plan to become consistent with the change in control provisions in the BioScrip, Inc. 2008 Equity Incentive Plan; and

WHEREAS, BioScrip, Inc. desires to set forth the amendments to the Plan approved by the Board in this Amendment to the Plan.

NOW, THEREFORE, BE IT RESOLVED, that, effective as of August 4, 2011, each reference to “MIM” or “MIM Corporation” shall be replaced in its entirety with “BioScrip, Inc.”

FURTHER RESOLVED, that, effective August 4, 2011, § 2.3 of the Plan was amended in its entirety as follows:

“2.3           Change in Control -- means unless otherwise provided in an Option Certificate, Stock Appreciation Right Certificate, Restricted Stock Unit Certificate, Stock Grant Certificate, or Performance Unit agreement, the occurrence of any one of the following events:

(i) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of  BioScrip, Inc. in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of  BioScrip, Inc. as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(ii) Any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the 1934 Act is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of  BioScrip, Inc. representing 30% or more of the combined voting power of  BioScrip, Inc.’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph 2.3 (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by  BioScrip, Inc. or any Affiliate or Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by  BioScrip, Inc. or any Affiliate or Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph 2.3 (iii), or (E) by any person of or group of Company Voting Securities from BioScrip, Inc., if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 30% or more of Company Voting Securities by such person or group;

(iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving BioScrip, Inc. or any of its subsidiaries that requires the approval of BioScrip, Inc.’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (1) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (2) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or

(iv) The stockholders of BioScrip, Inc. approve a plan of complete liquidation or dissolution of BioScrip, Inc. or the consummation of a sale of all or substantially all of BioScrip, Inc.’s assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by BioScrip, Inc. which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the BioScrip, Inc. such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.”
FURTHER RESOLVED, that, effective August 4, 2011, § 16 of the Plan was amended in its entirety as follows:

§ 16.

CHANGE IN CONTROL

16.1           Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Option Certificate, Stock Appreciation Right Certificate, Restricted Stock Unit Certificate or Stock Grant Certificate (collectively, an “Award Certificate”), in the event of a Change in Control in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Unit or Stock Grant, if a Key Employee’s employment with such successor company (or a subsidiary thereof) terminates under the circumstances specified in the Award Certificate within 24 months following such Change in Control (or such other period set forth in the Award Certificate, including prior thereto if applicable): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Certificate), and (ii) restrictions, limitations and other conditions applicable to Restricted Stock Units and Stock Grants shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested.  For the purposes of this Section 16.1, an Option, Restricted Stock Unit, Stock Appreciation Right and Stock Grant shall be considered assumed or substituted for if following the Change in Control the award confers the right to purchase or receive, for each share of Stock subject to the Option, Restricted Stock Unit, Stock Appreciation Right or Stock Grant immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of shares of Stock for each share of Stock held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Restricted Stock Unit, Stock Appreciation Right or Stock Grant, for each share of Stock subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per share consideration received by holders of shares of Stock in the transaction constituting a Change in Control.  The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

16.2           Non-Assumption or Substitution of Certain Awards.  Unless otherwise provided in an Award Certificate in the event of a Change in Control, to the extent the successor company does not assume or substitute for an Option, Restricted Stock Unit, Stock Appreciation Right or Stock Grant: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for shall immediately vest and become fully exercisable, and (ii) restrictions and deferral limitations on Restricted Stock Units and Stock Grants that are not assumed or substituted for shall lapse and the Restricted Stock Units and Stock Grants shall become free of all restrictions and limitations and become fully vested.

16.3           Impact on Certain Awards.  Award Certificates may provide that in the event of a Change in Control: (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one share of Stock as of the date of the Change in Control is less than the Option Price or SAR Value, and (ii) all Performance Units shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restriction shall lapse and such Performance Units shall be immediately settled or distributed.

16.4           Termination of Certain Awards.  The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Key Employee, and/or that each Key Employee shall receive, with respect to each share of Stock subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such Change in Control over the Option Price of such Option and the SAR Value of such Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

IN WITNESS WHEREOF, BioScrip, Inc. has caused its duly authorized officer to execute this Amendment to the Plan.

                               BioScrip, Inc.

                               By: /s/ Barry A. Posner
                               Name: Barry A. Posner
                               Title: General Counsel, Executive Vice President and Secretary